UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices)   (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment and Restatement of Key Executive Stock Deferral Plan.

On February 23, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Science Applications International Corporation (the “Company”) amended and restated the Company’s Key Executive Stock Deferral Plan (the “Plan”) to comply with certain provisions of Section 409A of the Internal Revenue Code and to make certain other changes described below. Specifically, as required by Section 409A and related rules and proposed regulations, the Plan was amended to provide that (i) participants must generally elect the form of distribution to be received under the Plan at the time of their initial deferral election (subject to certain limited rights to change such form of distribution or to accelerate payment in the event of a financial hardship), (ii) the Company’s ability to terminate the Plan in the event of a change of control requires at least a 35% change in stock ownership (instead of 25% as previously provided in the Plan), and (iii) in the event shares of the Company become publicly traded on an established exchange, distributions to certain key employees on account of separation from service must be delayed for six months following separation from service. In addition, the Plan was amended (i) to provide for the immediate payout of a certain “Capital Restructuring Dividend,” if any is declared, (ii) to provide that interests in the Plan may be comprised of book entry units without holding corresponding shares in a trust, (iii) to provide that all benefits shall be paid in shares of the Company (as opposed to cash or shares in the Company’s discretion), (iv) to provide that units under the Plan may represent any class of voting stock of the Company and (v) to provide that arbitration costs are borne by the Company.

The foregoing description of the amendments to the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment and Restatement of Form of Stock Restriction Agreement of Bonus Compensation Plan.

On January 25, 2006, the Compensation Committee approved and adopted a revised form of Stock Restriction Agreement of the Company’s Bonus Compensation Plan. The form of agreement was revised to provide that, with respect to the issuance of vesting stock awards under the Bonus Compensation Plan, withholding tax obligations related to such awards are to be satisfied through the Company’s repurchase of a sufficient number of shares of bonus stock to meet the withholding obligations. No awards have been made to date under the Bonus Compensation Plan pursuant to this amended form of agreement.

The foregoing description of the amended form of Stock Restriction Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Stock Restriction Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2006, the Board approved an amendment to Section 6.01(a) of the Company’s Bylaws to permit the Board to provide by resolution that some or all of any or all classes or series of the Company’s stock shall be uncertificated shares, as permitted pursuant to a recent change in Delaware law. In connection with its adoption of the amendment to the Bylaws, the Board determined that all shares of the Company’s Class A and Class B common stock would be uncertificated shares, provided that the requirement would not apply to shares represented by a certificate until the certificate was surrendered to the Company.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Bylaws of Registrant, as amended and restated as of February 24, 2006.

10.1	Registrant’s Key Executive Stock Deferral Plan, as amended and restated effective January 1, 2005.

10.2	Form of Stock Restriction Agreement of Registrant’s Bonus Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: March 1, 2006	By	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Bylaws of Registrant, as amended and restated as of February 24, 2006.

10.1	Registrant’s Key Executive Stock Deferral Plan, as amended and restated effective January 1, 2005.

10.2	Form of Stock Restriction Agreement of Registrant’s Bonus Compensation Plan.

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